UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2021 (November 6, 2021)

SCULPTOR CAPITAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, Sculptor Capital Management, Inc. (the “Company”) announced that its Board appointed Charmel Maynard to the Board, effective immediately, to serve as a Class II director for a term that coincides with the remainder of the three-year term of the existing Class II directors.

Mr. Maynard is Associate Vice President, Chief Investment Officer, and Treasurer for the University of Miami, where he leads the University’s efforts to invest assets, including endowment and pension funds, and is responsible for the University’s capital structure, treasury and cash management.

Prior to joining the University of Miami in 2016, Mr. Maynard was a Vice President in JP Morgan’s investment banking division, where he advised clients on capital structure solutions, deal structuring, and execution of syndicated revolving credit facilities, institutional term loans, and bond issuances.

Mr. Maynard currently serves on the Board of Directors and as Chair of the Budget Committee of the Mead Art Museum. Mr. Maynard is on the Board of Directors of Catalyst Miami and serves as a member of the Finance Committee. Mr. Maynard is also on the Board of Directors for Landed, Advisory Committee Board of the John S. and James L. Knight Foundation and Board of Directors of Black Angels Miami. Mr. Maynard holds a B.A. in Political Science from Amherst College.

Mr. Maynard’s extensive investment and asset management experience, and his deep understanding of the industry and financial markets, will bring relevant expertise to the Company’s Board.

The Board has determined that Mr. Maynard is an independent director for purposes of the NYSE listed company standards and the independence standards set forth in the Company’s Corporate Governance Guidelines. The Board appointed Mr. Maynard to serve on the Audit Committee, the Corporate Responsibility and Compliance Committee and the Nominating, Corporate Governance and Conflicts Committee.

As an independent director, Mr. Maynard will receive a $95,000 annual cash retainer for service on the Board and will be reimbursed for reasonable costs and expenses in attending meetings of the Board and committees thereof. For fiscal year 2021, the Board has approved a cash retainer of $23,750 to Mr. Maynard.

As an independent director, at the beginning of each year, Mr. Maynard will receive a grant of Class A Restricted Share Units (“RSUs”) with a value of $125,000. For fiscal year 2021, the Board has approved a grant of 1,194 Class A Restricted Share Units (“RSUs”) to Mr. Maynard. The RSUs will vest on January 1, 2022.

On November 6, 2021, Meghna Desai notified the Company of her decision to resign from the Board effective November 6, 2021 due to other professional obligations. The Company and the Board thank Ms. Desai for her excellent service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(Registrant)

By:	/s/ Dava Ritchea
Dava Ritchea
Chief Financial Officer and Executive Managing Director

Date: November 12, 2021